UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  July 23, 2009
PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Twin Dolphin Drive, Suite D
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

 On July 23, 2009, the Company implemented a restructuring plan to better align resources with its strategic plans.  The restructuring will result in a realignment and reduction affecting personnel in its Auckland, New Zealand offices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC., ( Registrant )

Date: July 23, 2009	By:	/s/ Joseph A. Moran
Mr. Joseph A. Moran Chief Financial Officer and Secretary